Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Files No. 33-75622 and 333-83237) of Albemarle Corporation of our report dated January 23, 2002, except Footnote 19 for which the date is February 13, 2002, relating to the financial statements, which appears in this Form 10-K/A.


/s/PricewaterhouseCoopers LLP

Richmond, Virginia
May 31, 2002